                                                                   EXHIBIT 10.15


                              AMENDED AND RESTATED

                            STOCKHOLDERS' AGREEMENT

                             dated October 23, 1999


                                     among


                                  OPENTV CORP.

                                      and

                              OTV HOLDINGS LIMITED

                                      and

                             SUN MICROSYSTEMS, INC.

                                      and

                            SUN TSI SUBSIDIARY, INC.

                                      and

                                 OPENTV, INC.


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                               TABLE OF CONTENTS
                               -----------------



                                                                            Page
                                                                            ----

1.   RECITALS...............................................................

2.   DEFINITIONS AND INTERPRETATION.........................................

3.   BUSINESS OF THE COMPANY................................................

4.   FUNDAMENTAL BUSINESS DECISIONS.........................................

5.   RESTRICTIONS ON SSI TRANSFER OF SHARES.................................

6.   INTELLECTUAL PROPERTY RIGHTS AS TO SUN AS SSI..........................

7.   GOVERNING LAW, ARBITRATION AND LIMITATION
     ON DAMAGES.............................................................

8.   DURATION AND TERMINATION...............................................

9.   WAIVERS................................................................

10.  ASSIGNMENT.............................................................

11.  ENTIRE AGREEMENT.......................................................

12.  CONFIDENTIALITY........................................................

13.  NOTICES................................................................

14.  RELATIONSHIP OF THE STOCKHOLDERS.......................................

15.  COUNTERPARTS...........................................................

16.  PARENT UNDERTAKING.....................................................

                   AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


          THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement")
                                                                   ---------
is entered into as of this 23rd day of October, 1999, by and among OpenTV Corp., a company incorporated in the British Virgin Islands ("OTV"), OTV Holdings
                                                       ---
Limited, a company incorporated in the British Virgin Islands ("OTVH"), Sun
                                                                ----
Microsystems, Inc., a Delaware corporation ("Sun"), Sun TSI Subsidiary, Inc., a
                                             ---
Delaware corporation ("SSI"), and OpenTV, Inc., a Delaware corporation (the
                       ---
"Company").
--------

1.   RECITALS

     1.1 The Company, Myriad International Holdings BV ("MIH"), MIH Limited, Sun and SSI (the "Prior Stockholders") entered into that certain Amended and Restated Stockholders' Agreement, dated March 18, 1999 (the "Prior Stockholders' Agreement").

     1.2  MIH has transferred its interest in the Company to OTV.

     1.3 Pursuant to that certain Termination Agreement, dated of even date herewith, by and among the Prior Stockholders, the Prior Stockholders' Agreement was terminated as to MIH and MIH Limited.

     1.4 In connection with the termination of the Prior Stockholders' Agreement, the Company, OTV, Sun and SSI desire to amend and restate the Prior Stockholders' Agreement in its entirety pursuant to this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

2.   DEFINITIONS AND INTERPRETATION

     2.1 The Article, Section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     2.2 As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

     2.3  Unless the context otherwise requires, the terms defined in this
          Section 2.3 shall have the meanings herein specified for all purposes of this Agreement.

          "Affiliate"           -      any Person which directly or indirectly
                                       Controls, is Controlled by, or is under
                                       common Control with, the indicated
                                       Person.

          "Agreement"           -      this Amended and Restated Stockholders'
                                       Agreement and the Schedules hereto.

          "Assignment
          Agreements"           -      shall mean the following agreements: (a)
                                       the Assignment and Bill of Sale dated as
                                       of July 1, 1996, by and between SSI and
                                       the Company's predecessor-in-interest,
                                       Thomson-Sun Interactive LLC (the "LLC");
                                                                         ---
                                       (b) the Assignment and Bill of

                                       Sale dated as of July 1, 1996, by and
                                       between Sun and SSI; and (c) the
                                       Assignment Agreement dated as of July 1,
                                       1996, by and between Sun and the LLC.

          "Board"               -      the Board of Directors of the Company.

          "BVI Fundamental
           Business Decisions"  -      (i) any business combination (whether by
                                       merger, sale of substantially all assets or stock purchase) involving a Change of Control of OTV (unless such business combination has been approved by a representative on the OTV Board designated by SSI); (ii) any amendment of the Memorandum of Association of OTV that
                                       (a) materially and adversely affects
                                       SSI's exchange rights under the Exchange
                                       Agreement or the rights, preferences or
                                       privileges of the B Ordinary Shares into which SSI's Shares of the Company are convertible, (b)
                                effects SSI in a manner more adversely than OTV
                                Holdings Limited, or (c) would impact the Intellectual Property Rights licensed by SSI and
                                Sun pursuant to the License Agreements, but excluding any proposed change to any such Memorandum of Association which (u) increases the authorized Ordinary Shares or increases the authorized Preference Shares or creates a new class or series of Preferred Shares, (v) implements antitakeover or change of control provisions, (w) changes the number of directors,
                                (x) implements or changes the indemnification provisions for officers, directors or agents,
                                (y) is necessary to implement any acquisition by OTV or (z) is approved by a representative on the OTV Board designated by SSI; and (iii) any assignment or sublicensing by OTV of the Intellectual Property Rights licensed by SSI and
                                Sun pursuant to the License Agreements (either alone or with other Intellectual Property
                                Rights), outside the ordinary course of business or in connection with the liquidation of OTV.

        "BVI Shareholders"  -   SSI (for purposes of this Agreement, treating
                                SSI as though it had exercised in full its rights under the Exchange Agreement and had exchanged all of its shares of the Company for shares of OTV as provided in the Exchange
                                Agreement at the then applicable exchange rate), OTVH and their permitted transferees from time to time in accordance with that certain
                                Shareholders Agreement dated of even date herewith by and among SSI, OTVH and other parties thereto.

        "BVI Shares"        -   Shares in OTV of whatever class.

        "Change of Control" -   with respect to the Company or OTV, a business
                                combination resulting in shareholders of such entity immediately prior to such combination ceasing to hold in excess of 50% of the voting power of the other entity succeeding to, or continuing to hold or
                                   conduct the business of such entity.

        "Confidential
         Information"          -   all information and materials of a Person,
                                   patentable or otherwise, including, without limitation, computer programs, code, technical information, data, reports, know-how, patent positioning, financial information and business plans, including any negative developments, whether disclosed on, before or after July 1, 1996.

        "Control"              -   having a direct or indirect ownership
                                   interest in capital or profits exceeding fifty percent (50%) in a Person or the right to exercise over fifty percent (50%) of the voting rights with respect to the selection of the board of directors or other governing body of such Person.

        "Delaware Fundamental
        Business Decision      -   (i) any business combination (whether by
                                   merger, sale of substantially all assets or stock purchase) involving a Change of Control of the Company (unless such business combination has been approved by a representative on the OTV Board designated by
                                   SSI); (ii) any amendment of the Certificate of Incorporation of the Company that (a) materially and adversely affects SSI's exchange rights under the Exchange Agreement,
                                   (b) effects SSI in a manner more adversely than the Company, or (c) would impact the Intellectual Property Rights licensed by SSI and Sun pursuant to the License Agreements, but excluding any proposed change to the Certificate of Incorporation which (u) increases the authorized Common Stock or increases the authorized Preferred Stock or makes a new class or series of Preferred
                                   Stock, (v) implements antitakeover or change of control provisions, (w) changes the number of directors, (x) implements or changes the indemnification provisions for officers, directors or agents, (y) is necessary to implement any acquisition by the Company or (z) is approved by a representative on the OTV Board designated by SSI; and (iii) any assignment or sublicensing by the Company of the Intellectual Property Rights licensed by SSI and Sun pursuant to the License Agreements (either alone or with other Intellectual Property Rights), outside the ordinary course of business or in connection with the liquidation of the Company.

         "Derivative Works"  -  (i) for material subject to copyright or mask work right protection, any work which as a whole, represents an original work of authorship, and is based upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted,
                                (ii) for patentable materials, any adaptation, subset, addition, improvement or combination of such materials, and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from such material, including new material which may be protectable by copyright, patent or other proprietary rights, and, with respect to each of the above, the preparation, use and/or distribution of which, in the absence of the License Agreements or other authorization from the owner, would constitute infringement under applicable law.

         "Exchange Agreement -  that certain Exchange Agreement, dated as of the date hereof, by and among SSI and OTV.

         "Intellectual
         Property Rights"    -  all of the following worldwide legal rights: (i)
                                patents, patent applications, and patent rights;
                                (ii) rights associated with works of authorship
                                (including audiovisual works), including copyrights, copyright applications, and copyright registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) Moral
                                Rights; (v) design rights; (vi) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property other than trademarks, trademark registrations and applications therefor, trade names, rights in trade dress and packaging; and (vii) divisions, continuations, renewals, reissues, and extensions of the foregoing (as applicable), whether existing on July 1, 1996 or thereafter filed, issued, or acquired.

        "License Agreements" -  all of the following agreements: (i) the
                                Technology License Agreement dated as of July 1, 1996, by and between Sun and SSI; (ii) the Technology Sublicense Agreement dated as of July 1, 1996, by and between SSI and the Company;
                                (iii) the Trade Name License Agreement dated as of July 1, 1996, by and between Sun and SSI; and
                                (iv) the Trade Name Sublicense Agreement dated as of July 1, 1996, by and between SSI and the Company.

        "Lien"               -  any mortgage, pledge, security interest,
                                encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code or any jurisdiction and including any lien or charge arising by statute or other law.

        "Moral Rights"       -  any rights of paternity or integrity, any right
                                to claim authorship, to object to or prevent any distortion, mutilation or modification of, or other derogatory action in relation to the subject work whether or not such would be prejudicial to the author's honor or reputation, to withdraw from circulation or control the publication or distribution of the subject work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral" right.

          "OpenTV"      -       all (i) technology and software assigned,
                                transferred or licensed to the Company by Thomson, TCE or any of their respective
                                Affiliates, (ii) technology and software, including confidential information and know-how contributed by Thomson, TCE, Sun and SSI to the Company up to the creation of the Company on July 1, 1996 and (iii) successive versions and Derivative Works of any of the foregoing technology and software of the Company, Thomson and TCE created by any or all of them and of the Shared Technology created by the Company since its creation on July 1, 1996 and which fall within the scope of the Existing Business
                                Objectives. OpenTV includes libraries, methods of accessing and downloading distributor code and data modules and the O-Code interpreter, to the extent included within the foregoing description. OpenTV does not, however, include any of Sun's JAVA technology or any portion thereof, except to the extent that JAVA technology may be incorporated therein by the Company pursuant to and in accordance with the terms of a JAVA license entered into between the Company and Sun.

          "OTV Board"   -       the Board of Directors of OTV.

          "Permitted
          Transferees"  -       a Person to whom Shares are transferred in
                                accordance with Section 5.2.

          "Person"      -       any natural person, corporation, limited
                                liability company, trust, association, company, partnership, joint venture or other entity and any governmental agency, instrumentality or political subdivision.

       "Share"               -    stock in the capital of the Company of
                                  whatever class.

       "Shared Technology"   -    shall have the meaning as that term is defined
                                  in the Technology Sublicense Agreement by and between SSI and the LLC entered into as of July 1, 1996.

       "Stockholders"        -    SSI, OTV and their respective Permitted
                                  Transferees from time to time in accordance herewith.

       "Transfer"            -    in relation to any Share or any legal or
                                  beneficial interest in a Share, includes, whether voluntarily or involuntarily, (i) the sale, transfer, lease, assignment, grant, renunciation, alienation, or disposal of such Share or of any right or interest which a Person may have in the Company as a result of such right or interest in that Share; (ii) entering into any agreement in respect of the votes attached to such Share; (iii) creating or granting any Lien over or in respect of such Share; and (iv) any agreement (whether or not subject to conditions) to do or create or grant any of the foregoing.

3.   BUSINESS OF THE COMPANY

     3.1 The Stockholders and the Company agree that solely for the purposes of the License Agreements, the business objectives of the Company (the "Existing Business Objectives") are to -
          -----------------------------

          3.1.1 design, develop, commercialize and promote OpenTV in the interactive systems and service market place ("OpenTV
                                                               ------
                Solutions");
                ---------

          3.1.2 identify market opportunities and seek and be selected for contracts for the OpenTV Solutions on a worldwide basis;

          3.1.3 develop and promote open, standard interfaces for the OpenTV Solutions;

          3.1.4 license the OpenTV Solutions as an operating system for interactive services;

          3.1.5 port pieces of the OpenTV Solutions to Sun, SSI and other platforms; and

          3.1.6 provide support for the OpenTV Solutions.

          Notwithstanding anything to the contrary contained in any License Agreement, the Existing Business Objectives as defined in this Agreement shall be deemed the business objectives for all purposes of the License Agreements, including, without limitation, as that term is used in the defined term "Licensed Field of Use" in the License Agreements. The parties acknowledge and agree that the definition of Existing Business Objectives as provided herein is for the sole purpose of providing a definition for incorporation into the License Agreements and such definition shall in no way be construed as defining or limiting the business, scope or objectives of the Company, other than as expressly provided in the License Agreements.

4.   FUNDAMENTAL BUSINESS DECISIONS

     4.1 If the OTV Board approves of a BVI Fundamental Business Decision or the Board approves of a Delaware Fundamental Business Decision, the OTV Board or the Board, as the case may be, shall submit such matters to the Stockholders, in the case of a Delaware Fundamental Business Decision, or the BVI Shareholders, in the case of a BVI Fundamental Business Decision for approval. No resolution shall be validly adopted nor shall any action be taken by the Company if the resolution or the action relates to a Delaware Fundamental Business Decision, unless Stockholders representing 95% of the votes exercisable by all Stockholders shall have voted in favor thereof or consented thereto, and no resolution shall be validly adopted nor shall any action be taken by OTV if the resolution or the action relates to a BVI Fundamental Business Decision, unless BVI Shareholders representing 95% of the votes exercisable by all BVI Shareholders shall have voted in favor thereof or consented thereto. For purposes of this Agreement, SSI shall be treated as though it had exercised in full its rights under the Exchange Agreement and had exchanged all of its shares of the Company for shares of OTV as provided in the Exchange Agreement at the then applicable exchange rate.

          Subject to the provisions of Sections 4.2, 4.3, 4.4, and 4.5 if the requisite percentage in interest of Stockholders or BVI Shareholders, as the case may be, as required under this Section 4.1 do not vote in favor of a resolution, then solely for the purposes of determining whether any action or matter contemplated by such resolution shall be effective under applicable law, no vote will be deemed to have been made in favor of such resolution.

     4.2 This Section 4.2, as it relates to (i) the interest in the Company held by SSI as of the date of this Agreement, applies to SSI in the context where OTV shall have voted in favor of a resolution proposed in respect of a Delaware Fundamental Business Decision in accordance with Section 4.1 and SSI shall not have voted in favor of such resolution in accordance therewith or to (ii) the interest in OTV held and/or deemed held by SSI as if SSI had exercised in full its rights under the Exchange Agreement and had exchanged all of its shares of the Company for shares of OTV as provided in the Exchange Agreement at the applicable exchange rate, applies to SSI in the context where OTVH shall have voted in favor of a resolution proposed in respect of a BVI Fundamental Business Decision in accordance with Section 4.1 and SSI shall not have voted in favor of such resolution in accordance therewith (either clause (i) or clause (ii) above being deemed an "SSI
                                                                             ---
          Deadlock").  In the event of an SSI Deadlock, a nominated senior
          --------
          executive of SSI and OTV shall promptly meet to attempt to resolve the SSI Deadlock by mutual agreement. If such SSI Deadlock shall not have been resolved within fifteen (15) days after the date on which such SSI Deadlock first arose, SSI and OTV shall refer the matter to a nominated senior executive of Sun and MIH, respectively, who shall promptly meet to attempt to resolve the deadlock by mutual agreement. If such a deadlock shall not have been resolved within fifteen (15) days after the date on which such SSI Deadlock first arose, then the matter shall not be deemed approved by the Stockholders in the case a Delaware Fundamental Business Decision or by the BVI Shareholders in the case of a BVI Fundamental Business Decision. If an SSI Deadlock cannot be resolved through the procedures set forth above within thirty-one (31) days after the date on which such SSI Deadlock first arose, then (i) unless the BVI Shares are then traded on a U.S. national securities exchange and there is an unaffiliated public float of at least 5% of the issued and outstanding BVI Shares, OTV shall cause to be conducted a valuation of the Fair Market Value (as defined herein) of the BVI Shares held and/or deemed held by SSI, within forty
          (40) days following the expiration of such thirty-one (31) day period or (ii) if the BVI Shares are then traded on a national securities exchange and there is an unaffiliated public float of at least 5% of the issued and outstanding BVI Shares the Fair Market Value of the BVI Shares shall mean, the average of the per share closing prices of the BVI Shares on such exchange over the ten (10)-day period ending on the date on which the SSI Deadlock giving rise to this provision first arose.

     4.3 As used herein, the Fair Market Value of the BVI Shares held and/or deemed held by SSI, if the BVI Shares are not then traded on a U.S. national securities exchange and there is not an unaffiliated public float of at least 5% of the issued and outstanding BVI Shares, shall mean the fair value of the BVI Shares as of the date on which the SSI Deadlock giving rise to this provision first arose, without taking into account a discount to reflect the minority interest held and/or deemed held by SSI in OTV and shall be determined as follows. OTV shall cause a valuation of the Fair Market Value of the BVI Shares that SSI holds and/or is deemed to hold to be conducted by an independent investment banking firm selected by OTV, which is not then otherwise retained by OTV and which has recognized experience in the valuation of technology companies. Upon the completion of such valuation, OTV shall distribute a copy of the report of such valuation to each Stockholder. SSI may elect to cause OTV to conduct a second valuation of the Fair Market Value of the BVI Shares that SSI holds and/or is deemed to hold to be conducted by an independent investment banking firm selected by SSI, which is not then otherwise retained by SSI and which has recognized expertise in the valuation of technology companies. Such election of SSI shall be exercised, if at all, by the delivery of written notice to such effect to OTV, which shall include the identity of the independent investment banking firm as described in the preceding sentence and which shall be delivered to OTV within five (5) business days following receipt by SSI of the report of the first valuation. Such second valuation shall be completed within thirty (30) days following the delivery of such written notice from SSI to OTV in accordance with the preceding sentence. If SSI does not so elect to cause OTV to conduct a second valuation, then the Fair Market Value of the BVI Shares held and/or deemed to be held by SSI shall be determined from the valuation conducted by the independent investment banking firm selected by OTV, and all the parties hereto shall be bound by the decision of such investment banking firm. If SSI does so elect to cause OTV to conduct a second valuation, then the Fair Market Value of the BVI Shares held and/or deemed to be held by SSI shall be determined by the average of the two valuations conducted by such investment banking firms, and the parties hereto shall be bound by the decision of such investment banking firms. OTV shall pay all of the fees and expenses of the first valuation, and OTV and SSI will each pay one-half (1/2) of the fees and expenses of the second valuation.

     4.4 If an SSI Deadlock is not resolved by the date on which the valuation of the Fair Market Value of the BVI Shares held and/or deemed to be held by SSI is completed as described in Section 4.3, then SSI may resolve such SSI Deadlock by voting in favor of such resolution within five (5) days following the completion of such valuation, and, if SSI does not so vote in favor of such resolution within such five (5) day period, then OTV shall have the right, but not the obligation, to purchase all of the Shares of the Company and BVI Shares then held by SSI at the Fair Market Value of such Shares determined as provided in Section 4.3 (treating all Shares as exchanged for BVI Shares) not later than ten (10) days following the completion of such valuation, and such right shall be exercised, if at all, by the delivery of written notice to such effect to SSI within ten (10) days following the completion of such valuation. If OTV is not able or does not elect to so purchase such Shares and BVI Shares in accordance with the preceding sentence, then OTV shall provide written notice (the "OTV Notice") to the BVI Shareholders within such ten (10)-day
                  ----------
     period, and OTVH shall have the right, but not the obligation, to purchase the Shares and BVI Shares at the Fair Market Value determined as provided in Section 4.3, such right to be exercised, if at all, by the delivery of written notice to such effect to SSI within five (5) days following receipt of the OTV Notice. The closing of any purchase of Shares and BVI Shares (including the transfer of certificates therefor) by OTV or OTVH, as the case may be, in accordance herewith shall occur within fifteen (15) days following receipt of the OTV Notice subject to the receipt of all necessary governmental consents and approvals. The parties hereby agree to use their respective reasonable best efforts to make all filings necessary to obtain all necessary governmental consents and approvals and the expiration or early termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Any Shares purchased by OTVH pursuant to this Section 4.4 shall be immediately exchanged for BVI Shares in accordance with the terms set forth in the Exchange Agreement.

     4.5 Any sale of Shares or BVI Shares pursuant to the provisions set out above shall be subject to the following additional terms and conditions -

          4.5.1 the Shares or BVI Shares in question shall be sold with all accrued but unpaid dividends and without any Lien;

          4.5.2 the purchase price for the Shares or BVI Shares in question shall be paid in immediately available funds, in United States Dollars, to a bank account (designated in writing by the selling Stockholder) as soon as practicable, but in any event within fifteen (15) days, after the completion of the appraisal or appraisals, if applicable, described in Section 4.3 against receipt by the purchaser of all certificates representing such Shares or BVI Shares, duly endorsed in blank or with duly executed stock powers with respect thereto;

          4.5.3 in connection with any sale pursuant to provisions set out above, the terms of the License Agreements to which SSI or any of its Affiliates is a party shall not be effected by such sale and shall survive such sale in accordance with their terms where applicable.

5.   RESTRICTIONS ON SSI TRANSFER OF SSI SHARES

     5.1 SSI undertakes that it will not Transfer any of its Shares other than in exchange for shares of OTV pursuant to the Exchange Agreement, or as otherwise expressly permitted in Section 5.2.

     5.2 SSI may, at any time and on any terms (including as to price), Transfer all (but not part only) of its Shares to any of its Affiliates, provided that -

          5.2.1 the transferor shall remain a party to this Agreement and hereby agrees to guarantee the performance by the transferee of its obligations pursuant to the provisions of this Agreement and to indemnify the other Stockholder from and against a breach by such transferee of any of its obligations under this Agreement;

          5.2.2 it shall be a condition precedent to any such Transfer (and any registration thereof) that the transferee agrees in writing with the other Stockholder to observe, perform and be bound by the terms and conditions of this Agreement as if references herein to the transferor were references to the transferee;

          5.2.3 if the transferee ceases to be an Affiliate of SSI, as the case may be, then the transferor shall cause the transferee to Transfer to the transferor or another Affiliate of SSI, as the case may be, all its Shares prior to the date of such cessation in accordance with this Section 5.2.

     5.3 Any attempted Transfer by SSI other than in accordance with this Agreement shall be void ab initio, and the Company shall not give
                                  ---------
          effect to any Transfer made in contravention of the provisions of this
          Section 5 or any other express provision of this Agreement and shall not reflect on its records any change in record ownership of the Shares pursuant to any such attempted Transfer.

6.   INTELLECTUAL PROPERTY RIGHTS AS TO SUN AS SSI

     6.1 The Company shall promptly notify SSI of any known or suspected infringement or misappropriation of any Intellectual Property Rights licensed to the Company by SSI or by SSI's Affiliates which comes to the attention of the Company. If SSI or its Affiliates do not take active steps to enforce such Intellectual Property Rights within sixty
          (60) days after the giving of such notice, then the Company may request that SSI and/or its Affiliates enforce such Intellectual Property Rights against the known or suspected infringer at the Company's expense. In the event that the Company makes such a request, the Company shall explain to SSI and/or its Affiliates why the Company believes that SSI and/or its Affiliates should enforce such Intellectual Property Rights. SSI and/or its Affiliates shall consider such request in good faith, but shall have no obligation to take the requested enforcement action. In the event that SSI and/or its Affiliates decide to enforce such Intellectual Property Rights in response to the Company's request, then (i) SSI and/or its Affiliates shall have sole control over the prosecution and settlement of any such action, although the Company may if it so desires have counsel of its own choosing participate in any such action, (ii) the Company shall pay or reimburse SSI and/or its Affiliates all costs of any such action (including reasonable attorneys' fees, expert witness fees and court costs), and (iii) all damages and settlement amounts recovered as a result of any such action shall be paid first to the Company to the extent of all costs and expenses incurred by or on behalf of the Company in connection with such action and the balance, if any, shall be paid to Sun.

     6.2 In the event that at any time during the term of this Agreement, the Company determines that it believes that any item of Shared Technology was omitted from Exhibit B of the Technology Sublicense Agreement, then SSI agrees to negotiate in good faith with the Company with respect to the amendment of such Exhibit B to include the omitted item in the definition of Shared Technology.

7.   GOVERNING LAW, ARBITRATION AND LIMITATION ON DAMAGES

     7.1 This Agreement shall be governed by and construed in all respects in accordance with the laws (without regard to the laws of conflicts of law) of the State of California.

     7.2  If any dispute arises between the parties in connection with -

          7.2.1 the formation or existence of, the implementation of or the interpretation or application of, the provisions of the parties' respective rights and obligations in terms of or arising out of this Agreement or its breach or termination; or

          7.2.2 the validity, enforceability, rectification, termination or cancellation, whether in whole or in part, of this Agreement, or

          7.2.3 any matter affecting the interests of the parties in terms of this Agreement,

          and the parties are unable to resolve their dispute, then any party shall be entitled to refer the dispute in the first instance, to the respective nominated senior officers of the Stockholders for resolution.

     7.3  If the matter in dispute shall not have been resolved within thirty
          (30) days of it having been so referred under Section 7.2, any Stockholder may refer the matter in dispute for determination by final arbitration in Los Angeles, California in accordance with the Rules of the London Court of International Arbitration ("LCIA") (which Rules
                                                          ----
          are deemed to be incorporated by reference into this clause) by a neutral arbitrator which shall be selected by the Stockholders involved in the dispute. If such Stockholders have not selected an arbitrator acceptable to such Stockholders within fifteen (15) days after the expiration of the thirty-day period referred to in the preceding sentence, then each such Stockholder involved in the dispute shall select an arbitrator (a "Party Arbitrator") within five (5) days
                                         ----------------
          after expiration of such fifteen (15)-day period. An additional arbitrator, who shall be the chairman of the tribunal, shall be appointed by agreement between the Party Arbitrators within thirty
          (30) days after the date on which the Party Arbitrators were selected, failing which, such arbitrator shall be appointed by the relevant appointing authority under the Rules of the LCIA. The arbitrators shall establish the procedural rules applicable to the proceedings. The arbitration shall be governed by the substantive laws of the State of California, except that matters relating to Section 4 of this Agreement shall be governed by the substantive laws of the State of Delaware. The Arbitration shall be conducted in the English language. Any award of such arbitration shall be final and binding upon the parties and this Agreement places no restriction on the jurisdiction in which such award shall be enforced.

     7.4 Section 7.3 shall not preclude any party from obtaining interim injunctive relief on an urgent basis from a court of competent jurisdiction, pending any decision of the arbitrators under Section
          7.3. In addition, the parties hereto acknowledge and agree that they have no adequate remedy at law for any breach or threatened breach of any covenant or agreement contained in Section 12 and that any party may, in addition to the other remedies that may be available to it, commence proceedings in equity for an injunction preliminarily or permanently enjoining any other party from breaching or threatening any such breach of any covenant or agreement contained in
          Section 12 hereof. With respect to any such proceeding in equity, it shall be presumed that the remedies at law or otherwise available to any party would be inadequate and that it would suffer irreparable harm as a result of the violation of any provision hereof by any other party.

     7.5  The provisions of this Section -

          7.5.1 constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions;

          7.5.2 are severable from the rest of this Agreement and shall remain in effect despite the termination of or invalidity for any reason of this Agreement.

     7.6 In connection with any injunctive relief sought under Section 7.4, each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the State of Delaware, and (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13 hereof is reasonably calculated to give actual notice.

     7.7 No Stockholder shall be liable for any indirect, special, incidental or consequential loss or damage (including, without limitation, loss of profits or loss of use) suffered by any other Stockholder arising from or relating to a Stockholder's performance, non-performance, breach of or default under a covenant, warranty, representation, term or condition hereof. Each Stockholder waives and relinquishes claims for indirect, special, incidental or consequential damages.

     7.8 No Stockholder shall have the right to recover punitive damages from the other Stockholder, and each Stockholder hereby waives and relinquishes any and all punitive damage claims.

     7.9  The limitations on liability and damages set forth in Section 7.7 and
          7.8 apply to all causes of action that may be asserted under this Agreement, whether sounding in breach of contract, breach of warranty, tort, product liability, negligence or otherwise.

8.   DURATION AND TERMINATION

     8.1 Except as otherwise provided herein, this Agreement shall continue in full force and effect without time limit until all of the Stockholders agree in writing to terminate this Agreement or SSI exchanges all of its Shares for shares of OTV pursuant to the Exchange Agreement.

9.   WAIVERS

     9.1 No delay in exercising or failure to exercise any right or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude either the further exercise thereof or the exercise of any other right or remedy provided in this Agreement.

     9.2 In the event that any party shall expressly waive any breach, default or omission hereunder, without the prior written consent of the other parties hereto, no such waiver shall apply to, or operate as, a waiver of similar breaches, defaults or omissions or be deemed to be a waiver of any other breach, default or omission hereunder.

10.  ASSIGNMENT

     No party hereto shall be entitled to transfer this Agreement or any of its rights and obligations hereunder without the prior written consent of the other parties, except to a transferee of Shares in accordance with this Agreement.

11.  ENTIRE AGREEMENT

     11.1 Effective upon the execution of this Agreement by the parties hereto, the Prior Stockholders' Agreement shall terminate and cease to have any further force or effect, and this Agreement shall supercede the provisions of the Prior Stockholders' Agreement.

     11.2 This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements between the parties concerning the subject matter hereof. Except as provided herein, no amendment, change or additions hereto shall be effective or binding on any party unless reduced to writing and executed by all of the parties hereto.

     11.3 Each of the parties acknowledges that in entering into this Agreement it is not relying on any representation or other statement which is not set out in this Agreement.

     11.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and permitted assigns.

12.  CONFIDENTIALITY

     12.1 Each of the parties hereto hereby agrees that it (and its Affiliates) will maintain in confidence the other parties' Confidential Information and will not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except as otherwise provided or permitted under the terms of the License Agreements or the Assignment Agreements, and hereby agrees to exercise reasonable precautions including, without limitation, use of written agreements to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents. The provisions of this Section 12 will survive termination of this Agreement. Notwithstanding the foregoing, nothing in this
           Section 12.1 is intended to, nor shall it be deemed to, in any way alter, enlarge or diminish the rights granted to the Company in any of the License Agreements or Assignment Agreements.

     12.2 The provisions of Section 12.1 shall not apply to any Confidential Information disclosed pursuant to the License Agreements or Assignment Agreements in accordance therewith or otherwise which:

          (a) was rightfully known or used by the receiving entity or its Affiliates (unless known on account of research or development done by or on behalf of the disclosing entity and distributed to the receiving entity or its Affiliates pursuant to confidentiality restrictions) prior to its date of disclosure to the receiving entity, as evidenced by the written records of the receiving entity or its Affiliates;

          (b) either before or after the date of the disclosure to the receiving entity is lawfully disclosed without restriction to the receiving entity or its Affiliates by an independent, unaffiliated third party rightfully in possession of the Confidential Information (but only to the extent of the rights received from and limitations imposed by such third party);

          (c) either before or after the date of the disclosure to the receiving entity becomes published or available to the public through no fault or omission on the part of the receiving entity or its Affiliates;

          (d) is required to be disclosed by the receiving entity or its Affiliates to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving entity provides prior written notice of such disclosure to the other entities and takes reasonable and lawful actions to minimize the degree of such disclosure; or

          (e) is independently developed by the receiving entity (other than on account of research or development done on behalf of the disclosing entity pursuant to confidentiality restrictions) without reference to the Confidential Information, as evidenced by written records.


13.  NOTICES

     13.1 All notices and communications under this Agreement shall be given in writing and shall be delivered to the relevant party or sent by registered air mail or facsimile to the address of that party or that party's facsimile number specified in Section 13.2. Unless otherwise specified herein, each notice or other communication shall be deemed effective (i) on the date received, if personally delivered, (ii) eight (8) business days after being sent, if sent by registered air mail, or (iii) one (1) business day after being sent, if sent by telecopier with confirmation of transmission.

     13.2 Notices and communications shall be addressed as follows:

          if to MIH:   Myriad International Holdings BV
                       Jupiterstraat 13-15
                       2132 HC Hoofddorp
                       The Netherlands
                       Attention: Mr. Allan Rosenzweig
                       Telecopy No.: 31-23-568-6880

               With a copy to:
                       Paul, Hastings, Janofsky & Walker LLP
                       Twenty-Third Floor
                       555 South Flower Street
                       Los Angeles, California 90071-2371
                       Attention: Siobhan McBreen Burke, Esq.
                       Telecopy No.: (213) 627-0705

          if to OTV:   c/o:  Myriad International Holdings BV
                       Jupiterstraat 13-15
                       2132 HC Hoofddorp
                       The Netherlands
                       Attention: Mr. Allan Rosenzweig
                       Telecopy No.: 31-23-568-6880

               With a copy to:
                       Paul, Hastings, Janofsky & Walker LLP
                       Twenty-Third Floor
                       555 South Flower Street
                       Los Angeles, California 90071-2371
                       Attention: Siobhan McBreen Burke, Esq.
                       Telecopy No.: (213) 627-0705

          if to Sun:   Sun Microsystems, Inc.
                       901 San Antonio Road
                       Mail Stop PAL1-521
                       Palo Alto, California 94303
                       Attention: Laura Fennell, Esq.

                       Telecopy No.: (650) 336-0359

               With a copy to:
                       Fenwick & West LLP
                       Two Palo Alto Square, Suite 700
                       Palo Alto, California 94306
                       Attention: David W. Healy, Esq.
                       Telecopy No.: (650) 494-1417

          if to SSI:   Sun TSI Subsidiary, Inc.
                       c/o Sun Microsystems, Inc.
                       901 San Antonio Road
                       Mail Stop PAL1-521
                       Palo Alto, California 94303
                       Attention: Laura Fennell, Esq.
                       Telecopy No.: (650) 336-0359

               With a copy to:
                       Fenwick & West LLP
                       Two Palo Alto Square, Suite 700
                       Palo Alto, California 94306
                       Attention: David W. Healy, Esq.
                       Telecopy No.: (650) 494-1417

          if to the
          Company:     OpenTV, Inc.
                       401 E. Middlefield Road
                       Mountain View, California 94043
                       Attention: President
                       Telecopy No.: (650) 237-0808

               With a copy to:
                       Davis, Graham & Stubbs, LLP
                       410 Arapahoe Avenue
                       Boulder, Colorado 80301
                       Attention:  Jacqueline L. Studer, Esq.
                       Telecopy No.:  (303) 544-5599
           or such other address of a party, Person and/or fax number as that party shall have notified in writing to all other parties in accordance with Section 13.1

     13.3 All notices and communications shall be given and made in the English language.

14.  RELATIONSHIP OF THE STOCKHOLDERS

     It is expressly agreed that the relationship of any Stockholders shall be that of joint venturers and not that of partners. Accordingly, the business of the Company shall be conducted as the business of the Company, and no Stockholder shall represent to any Person that such Stockholder is authorized to act on behalf of any of the other Stockholder or that any partnership, agency, employment or joint liability exists among the Stockholders in respect of any Person who is not a party to this Agreement.

15.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

16.  PARENT UNDERTAKING

     As inducement to the execution of this Agreement by the parties hereto, each of Sun and OTVH has executed an unconditional and irrevocable guaranty in substantially the forms as attached hereto as Schedule 1 and Schedule 2,
                                                      ----------     ----------
     respectively.





                            [SIGNATURE PAGES FOLLOW]

                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.


                              SUN MICROSYSTEMS, INC.

                              By: _______________________________________
                              Title: ____________________________________


                              SUN TSI SUBSIDIARY, INC.

                              By: _______________________________________
                              Title: ____________________________________


                              OPENTV, INC.

                              By: _______________________________________
                              Title: ____________________________________


                              OPENTV CORP.

                              By: ________________________________________
                              Title: _____________________________________


                              OTV HOLDINGS LIMITED

                              By:________________________________________
                              Title:_____________________________________

SCHEDULE 1:  Form of Guaranty

                                    GUARANTY
                                    --------


          For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Sun Microsystems, Inc., a Delaware corporation ("Sun") hereby unconditionally and irrevocably guarantees the full, complete and
-----
timely performance of all obligations, covenants and agreements of Sun TSI Subsidiary, Inc., a Delaware corporation ("SSI"), contained in or made pursuant
                                           ---
to that certain Amended and Restated Stockholders Agreement (the "Stockholders
                                                                  ------------
Agreement") among OpenTV Corp. a company incorporated in the British Virgin
---------
Islands ("OTV"), OTV Holdings Limited, a company incorporated in the British
          ---
Virgin Islands ("OTVH"), Sun, SSI and OpenTV, Inc., a Delaware corporation (the
                 ----
"Company").
 -------

          This Guaranty shall be construed in accordance with and governed by the laws of the State of California. Guarantor (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of California or the United States District Court located in the State of California for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Guaranty or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Guaranty or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Guaranty or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Guarantor hereby consents to service of process in any such proceeding in any manner permitted by California law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified below is reasonably calculated to give actual notice.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer as of this 23rd day of October 1999.


                                         GUARANTOR

                                         SUN MICROSYSTEMS, INC.

                                         By:__________________________

                                         Title:_______________________

SCHEDULE 2:  Form of Guaranty

                                   GUARANTY
                                   --------


          For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, MIH Limited, a British Virgin Islands corporation ("MIH Ltd.") hereby unconditionally and irrevocably guarantees the full,
  --------
complete and timely performance of all obligations, covenants and agreements of OpenTV Corp., a British Virgin Islands corporation ("OTV"), contained in or made
                                                     ---
pursuant to that certain Amended and Restated Stockholders Agreement (the

"Stockholders Agreement") among OTV, OTVH, Sun Microsystems, Inc., a Delaware
-----------------------
corporation ("Sun"), Sun TSI Subsidiary, Inc. ("SSI") and OpenTV, Inc., a
              ---                               ---
Delaware corporation (the "Company").
                           -------

          This Guaranty shall be construed in accordance with and governed by the laws of England. Guarantor (i) hereby irrevocably submits to the exclusive jurisdiction of the courts of England for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Guaranty or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Guaranty or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Guaranty or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Guarantor hereby consents to service of process in any such proceeding in any manner permitted by English law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified below is reasonably calculated to give actual notice.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer as of this 23rd day of October 1999.


                                         GUARANTOR

                                         MIH LIMITED

                                         By:__________________________

                                         Title:_______________________



                                       2